Exhibit 10.2

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

ESGEN Acquisition Corporation

5956 Sherry Lane

Suite 1400

Dallas, Texas 75225

ESGEN OpCo, LLC

5956 Sherry Lane

Suite 1400

Dallas, Texas 75225

Sunergy Renewables, LLC

255 W 4500 N.

Provo, UT 84604

Attention: Tim Bridgewater

Ladies and Gentlemen:

This Amended and Restated Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between ESGEN Acquisition Corporation, a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein) (together with its successors, including as a result of such domestication, “SPAC”), ESGEN OpCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of SPAC (“OpCo”), and the undersigned investor (the “Investor”), in connection with the Business Combination Agreement, dated as of April 19, 2023 (as amended by Amendment No. 1 on January 24, 2024, and as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SPAC, OpCo, Sunergy Renewables, LLC, a Nevada limited liability company (the “Company”), and the other parties thereto, pursuant to which the parties to the Business Combination Agreement will undertake the transactions described therein (the transactions contemplated by the Business Combination Agreement, the “Transaction”). In connection with the Transaction, SPAC and OpCo are seeking commitments from interested investors to purchase, following the Domestication (as defined below) and prior to the closing of the Transaction, Class A Convertible Preferred Units of OpCo (the “Preferred Units”) in a private placement for a purchase price of $10.00 per unit (the “Per Unit Purchase Price”), which Preferred Units will have the rights and privileges set forth in the amended and restated limited liability company agreement of OpCo substantially in the form attached as Exhibit A hereto (the “OpCo A&R LLC Agreement”), together with an equal number of shares of Class V Common Stock of SPAC (the “Class V Common Shares”) to be issued in accordance with the SPAC’s certificate of incorporation (as in effect immediately following the Domestication, the form of which is attached hereto as Exhibit B, the “Charter”) (the Preferred Units and the Class V Common Shares collectively, the “Combined Units”). SPAC and OpCo have or may enter into subscription agreements (the “Other Subscription Agreements,” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”) pursuant to which the Investors have or will agree to purchase on the closing date of the Transaction, shares of SPAC’s common stock, par value $0.0001 per share (the “Shares”) or Combined Units. The aggregate purchase price to be paid by the Investor for the subscribed Combined Units at the Initial Closing (as set forth on the signature page hereto) is referred to herein as the “Closing Subscription Amount” and to the extent so subscribed, the aggregate purchase price to be paid by the Investor for the subscribed Combined Units at the Subsequent Closing (as set forth on the signature page hereto) is referred to herein as the “Additional Subscription Amount” and the total of the Closing Subscription Amount and the Additional Subscription Amount is referred to herein as the “Subscription Amount.”

Prior to the closing of the Transaction (and as more fully described in the Business Combination Agreement), SPAC will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and de-register as a Cayman Islands exempted company in accordance with Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”).

On April 9, 2023, SPAC entered into a subscription agreement with Investor, pursuant to which the Investor agreed to subscribe and purchase 1,000,000 shares of SPAC’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a price of $10.00 per share (the “Initial Subscription Agreement”). SPAC, OpCo and the Investor desire to amend and restate the Initial Subscription Agreement to update certain terms contained therein, and hereby agree that this Subscription Agreement amends and restates the Initial Subscription Agreement in its entirety.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, OpCo and SPAC acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from OpCo the number of Preferred Units set forth on the signature page of this Subscription Agreement at a price per Preferred Unit equal to the Per Unit Purchase Price (together with an equal number of Class V Common Shares to be issued by SPAC in accordance with the Charter) on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that OpCo and SPAC reserve the right to accept or reject the Investor’s subscription for the Combined Units for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by OpCo and SPAC only when this Subscription Agreement is signed by a duly authorized person by or on behalf of OpCo and SPAC; OpCo and SPAC may do so in counterpart form. The Investor acknowledges and agrees that, as a result of the Domestication, the Class V Common Shares that will be received by the Investor and issued by SPAC pursuant to this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Initial Closing; Subsequent Closing.

a. With respect to the Closing Subscription Amount, the closing of the sale of such Combined Units contemplated hereby (the “Initial Closing”, and the date on which the Initial Closing actually occurs, the “Initial Closing Date”) is contingent upon the consummation of the Domestication and the substantially concurrent consummation of the Transaction. The Initial Closing shall occur substantially concurrently with and be conditioned upon the effectiveness of, the Transaction. Upon delivery of written notice from (or on behalf of) SPAC and OpCo to the Investor (the “Initial Closing Notice”) that SPAC and OpCo reasonably expect all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Initial Closing Notice is delivered to the Investor, the Investor shall deliver to OpCo, three (3) business days prior to the Initial Closing Date specified in the Initial Closing Notice (the “Scheduled Initial Closing Date”), (i) the Closing Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by SPAC and OpCo in the Initial Closing Notice and (ii) any other information that is reasonably requested in the Initial Closing Notice in order for such Combined Units in respect thereof to be issued to the Investor, including, without limitation, the legal name of the person in whose name such Combined Units are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Initial Closing Date, a number of Combined Units shall be issued to the Investor set forth on the signature page to this Subscription Agreement as being issued at the Initial Closing and subsequently such Combined Units shall be registered in book entry form with restrictive legends in the name of the Investor on OpCo’s unit register or SPAC’s share register, as applicable; provided, however, that the obligation to issue such Combined Units to the Investor is contingent upon OpCo having received the Closing Subscription Amount in full accordance with this Section 2. If the Initial Closing does not occur within ten (10) business days following the Scheduled Initial Closing Date specified in the Initial Closing Notice, SPAC and

OpCo shall promptly (but not later than three (3) business days thereafter) return the Closing Subscription Amount in full to the Investor; provided, that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase such Combined Units at the Initial Closing upon the delivery by SPAC and OpCo of a subsequent Initial Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day).

b. With respect to the Additional Subscription Amount, the closing of the sale of such Combined Units contemplated hereby (the “Subsequent Closing”, and the date on which the Subsequent Closing actually occurs, the “Subsequent Closing Date”) is contingent upon the prior occurrence of the Initial Closing and the issuance of a Subsequent Closing Notice (as set forth below). Upon delivery of written notice from (or on behalf of) SPAC and OpCo to the Investor (the “Subsequent Closing Notice”) of the amount of the Additional Subscription Amount that SPAC and OpCo desire (at their sole option) to cause Investor to subscribe for, the Investor shall deliver to OpCo, three (3) business days prior to the Subsequent Closing Date specified in the Subsequent Closing Notice (the “Scheduled Subsequent Closing Date”), (i) the portion of the Additional Subscription Amount (which may be any amount up to the total Additional Subscription Amount) by wire transfer of United States dollars in immediately available funds to the account(s) specified by SPAC and OpCo in the Initial Closing Notice and (ii) any other information that is reasonably requested in the Subsequent Closing Notice in order for such Combined Units in respect thereof to be issued to the Investor, including, without limitation, the legal name of the person in whose name such Combined Units are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Subsequent Closing Date, a number of Combined Units shall be issued to the Investor set forth on the signature page to this Subscription Agreement as being issued at the Subsequent Closing and subsequently such Combined Units shall be registered in book entry form with restrictive legends in the name of the Investor on OpCo’s unit register or SPAC’s share register, as applicable; provided, however, that the obligation to issue such Combined Units to the Investor is contingent upon OpCo having received the Additional Subscription Amount requested in the Subsequent Closing Notice in full accordance with this Section 2. If the Subsequent Closing does not occur within ten (10) business days following the Scheduled Subsequent Closing Date specified in the Subsequent Closing Notice, SPAC and OpCo shall promptly (but not later than three (3) business days thereafter) return such Additional Subscription Amount in full to the Investor; provided, that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase such Combined Units at the Subsequent Closing upon the delivery by SPAC and OpCo of a subsequent Subsequent Closing Notice in accordance with this Section 2. Any Initial Closing or Subsequent Closing shall be collectively referred to as a “Closing” and the date on which any Initial Closing or Subsequent Closing occurs shall be collectively referred to as a “Closing Date.”

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Combined Units pursuant to this Subscription Agreement at the Initial Closing is subject to both of the following conditions (and the obligation of the parties hereto to consummate the purchase and sale of the Combined Units pursuant to this Subscription Agreement at the Subsequent Closing shall be subject to clause (i) below but not clause (ii) below):

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) (A) all conditions precedent to the closing of the Transaction contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Combined Units to be purchased at the Initial Closing pursuant to this Subscription Agreement) or waived according to the terms of the Business Combination Agreement and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Initial Closing.

b. The obligation of SPAC and OpCo to consummate the issuance and sale of the Combined Units pursuant to this Subscription Agreement at the applicable Closing shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement applicable to the applicable Closing are true and correct in all material respects at and as of the applicable Closing (except for representations and warranties qualified by materiality, which shall be true and correct in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the applicable Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the applicable Closing; (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the applicable Closing shall have been performed in all material respects, and (iii) with respect to the Initial Closing, the Investor shall have delivered to SPAC and OpCo the OpCo A&R LLC Agreement, duly executed by the Investor.

c. The obligation of the Investor to consummate the purchase of the Combined Units pursuant to this Subscription Agreement at the applicable Closing shall be subject to the conditions (which may be waived by the Investor) that (i) all representations and warranties of SPAC and OpCo contained in this Subscription Agreement applicable to the applicable Closing shall be true and correct in all material respects at and as of the applicable Closing (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date), and consummation of the applicable Closing shall constitute a reaffirmation by SPAC and OpCo of each of the representations and warranties of SPAC and OpCo contained in this Subscription Agreement as of the applicable Closing; (ii) all obligations, covenants and agreements of SPAC and OpCo required by this Subscription Agreement to be performed by it at or prior to the applicable Closing shall have been performed in all material respects; (iii) solely with respect to the Initial Closing, there shall have been no new Other Subscription Agreements, or any amendments, waivers or modifications of Other Subscription Agreements, which have terms and conditions thereunder with respect to the same type of securities that are materially more advantageous to the Other Investor thereunder as compared to this Subscription Agreement unless Investor has been offered the substantially similar benefits (excluding Strategic Arrangements (as defined below) and Existing Company Equity Holder Arrangements (as defined below)); and (iv) with respect to the Initial Closing, SPAC and OpCo shall have delivered to the Investor the OpCo A&R LLC Agreement, duly executed by SPAC and OpCo and the other parties thereto.

4. Further Assurances. At or prior to the applicable Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the applicable subscription as contemplated by this Subscription Agreement.

5. SPAC and OpCo Representations and Warranties. SPAC and OpCo represent and warrant to the Investor that (provided that no representation or warranty by SPAC shall apply to any statement or information in the SEC Reports (as defined below) that relates to topics referenced in the Statement (as defined below) or any other accounting matters with respect to SPAC’s securities or expenses or other initial public offering related matters, nor shall any correction, amendment or restatement of SPAC’s filings or financial statements arising from or relating to the Statement or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be material for purposes of this Subscription Agreement or be deemed to be a breach of any representation or warranty by SPAC or a Material Adverse Effect):

a. As of the date hereof, SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction), and OpCo is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of SPAC and OpCo have all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the applicable Closing, following the Domestication, SPAC will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b. As of the applicable Closing, the Combined Units will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the applicable Combined Units will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights created under the Charter, under the OpCo A&R LLC Agreement (as amended to the applicable Closing Date) or under the laws of the State of Delaware. As of the applicable Closing, the shares of Class A Common Stock of SPAC to be issued upon the exchange of the Preferred Units (following the conversion of the Preferred Units into common units of OpCo) and the Class V Common Shares (the “Exchanged Shares”) will have been duly authorized and reserved and, when issued and delivered to the Investor in accordance with the terms of the OpCo A&R LLC Agreement and the Charter, the Exchanged Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights created under the Charter or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by SPAC and OpCo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against SPAC and OpCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the applicable Combined Units and the compliance by SPAC and OpCo with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC, OpCo or any of their subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC, OpCo or any of their subsidiaries is a party or by which SPAC, OpCo or any of their subsidiaries is bound or to which any of the property or assets of SPAC or OpCo is subject that would reasonably be expected to materially affect the validity of the Combined Units or the legal authority of SPAC and OpCo to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any material violation of the provisions of the organizational documents of SPAC or OpCo after giving effect to the Domestication; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC, OpCo or any of their properties that would reasonably be expected to have a Material Adverse Effect.

e. Solely for purposes of the Initial Closing, as of their respective dates for periods prior to the Initial Closing, all reports (the “SEC Reports”) required to be filed by SPAC with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Investor acknowledges that (i) the Staff of the SEC (the “Staff”) issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the SEC or the Staff relating thereto or to other accounting matters related to SPAC’s securities or expenses or other initial public offering related matters, the “Statement”), (ii) SPAC continues to review the Statement and its implications, including on the financial statements and other information included in the SEC Reports and (iii) any restatement, revision or other modification of the SEC Reports, including, without limitation, any changes to historical accounting policies of SPAC in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to SPAC, including, without limitation, arising from or relating to SPAC’s review of the Statement shall be deemed not material for purposes of this Subscription Agreement.

f. Solely with respect to the Initial Closing, no Other Subscription Agreement includes terms and conditions with respect to the same type of securities that are materially more advantageous to any such Other Investor than Investor hereunder, unless Investor has been offered the substantially similar benefits, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement unless Investor has been offered a substantially similar amendment. For the avoidance of doubt, the foregoing shall exclude (i) any commercial arrangements (“Strategic Arrangements”) entered into by SPAC, OpCo or the Company with Other Investors constituting Strategic Investors that have executed Other Subscription Agreements and (ii) any arrangements that the Company has entered, or will enter, into with Other Subscribers that have executed Other Subscription Agreements, which Other Subscribers, as of the date hereof, are equity holders of the Company who have entered or will enter into such arrangements in their capacity as equity holders of the Company (“Existing Company Equity Holder Arrangements”). For purposes of this provision, “Strategic Investors” shall refer to entities that are (A) not solely or primarily financial institutions and (B) (i) current or prospective operational, sales or manufacturing customers, suppliers or partners of the Company or its subsidiaries or (ii) entities that operate, sell or manufacture solar or other renewable energy assets (or entities that supply or serve as operational partners with such entities).

g. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Combined Units by OpCo to the Investor hereunder. The Combined Units (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

6. Investor Representations and Warranties. The Investor represents and warrants to SPAC that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Combined Units only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Combined Units as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and has the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Combined Units with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Combined Units, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exempt from registration under the Securities Act and is acquiring the Combined Units for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

b. The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Combined Units. Accordingly, the Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

c. The Investor acknowledges and agrees that the Combined Units are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the offer and sale of the Combined Units or Exchanged Shares has been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that neither the Combined Units nor the Exchanged Shares may be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom and that any book entries representing the Combined Units or the Exchanged Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein, subject to applicable law. The Investor acknowledges and agrees that the Combined Units and the Exchanged Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Combined Units or the Exchanged Shares and may be required to bear the financial risk of an investment in the Combined Units or the Exchanged Shares for an indefinite period of time. The Investor acknowledges and agrees that neither the Combined Units nor the Exchanged Shares will be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that SPAC files a Current Report on Form 8-K following the Closing that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Combined Units or the Exchanged Shares.

d. The Investor acknowledges and agrees that the Investor is purchasing the Preferred Units directly from OpCo and will receive the Class V Common Shares from SPAC. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SPAC, OpCo, the Company, Cohen & Company (the “Placement Agent”), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SPAC and OpCo expressly set forth in Section 5 of this Subscription Agreement.

e. The Investor’s acquisition and holding of the Combined Units will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

f. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Combined Units, including, with respect to SPAC, OpCo, the Transaction and the business of the Company and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Combined Units. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Combined Units, including but not limited to access to marketing materials and a virtual data room containing information about SPAC, OpCo and the Company (and its direct and indirect subsidiaries) and their respective financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment. The Investor acknowledges that certain information provided by the SPAC or the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor further acknowledges that he, she or it has reviewed or had the full opportunity to review all disclosure documents provided to such Investor in the offering of the Combined Units and no statement or printed material which is contrary to such disclosure documents has been made or given to the Investor by or on behalf of the SPAC, OpCo or Company.

g. The Investor became aware of this offering of the Combined Units solely by means of direct contact between the Investor and SPAC, OpCo, the Company or a representative of SPAC, OpCo or the Company, and the Combined Units were offered to the Investor solely by direct contact between the Investor and SPAC, OpCo, the Company or a representative of SPAC, OpCo or the Company. The Investor did not become aware of this offering of the Combined Units, nor were the Combined Units offered to the Investor, by any other means and none of the SPAC, OpCo, the Company, the Placement Agent or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the Combined Units (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, OpCo, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SPAC and OpCo contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SPAC and OpCo.

h. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Combined Units, including but not limited to those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Combined Units, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Combined Units. The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Combined Units, has no need for liquidity with respect to its investment in the Combined Units and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Combined Units.

i. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Combined Units and determined that the Combined Units are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SPAC and OpCo. The Investor acknowledges specifically that a possibility of total loss exists.

j. In making its decision to purchase the Combined Units, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning SPAC, OpCo, the Company, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Combined Units or the offer and sale of the Combined Units.

k. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Combined Units or made any findings or determination as to the fairness of this investment.

l. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

m. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of SPAC and OpCo, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. The Investor further represents and warrants that, to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Combined Units were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

o. Neither Investor, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with Investor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Investor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Combined Units by Investor will not subject SPAC or OpCo to any Disqualification Event.

p. Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to SPAC.

q. In connection with the issue and purchase of the Combined Units, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

r. The Investor has or has commitments to have and, when required to deliver payment to SPAC and OpCo pursuant to Section 2 above, will have, sufficient funds to pay the Closing Subscription Amount and the Additional Subscription Amount and consummate the applicable purchase and sale of the Combined Units pursuant to this Subscription Agreement.

s. As of the date hereof, the Investor does not have, and during the thirty (30) day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the SPAC.

t. The Investor is not currently (and at all times through the applicable Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the SPAC or OpCo (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

u. Investor understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by SPAC and OpCo.

7. Conversion Procedures. The OpCo A&R LLC Agreement and the Charter set forth the totality of the procedures required of the Investor to convert the Combined Units into the Exchanged Shares. SPAC and OpCo shall honor conversions of the Combined Units and SPAC shall deliver the Exchanged Shares in accordance with the terms, conditions and time periods set forth herein and in the OpCo A&R LLC Agreement and the Charter.

8. Registration Rights

a. In the event that the Exchanged Shares are not registered in connection with the consummation of the Transaction, SPAC agrees that, within forty-five (45) calendar days after the Initial Closing, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Exchanged Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. SPAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Exchanged Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the Initial Closing, (ii) the date on which the Investor ceases to hold any Combined Units issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Combined Units (or the Exchanged Shares issuable in respect thereof) issued pursuant to this Subscription Agreement under Rule 144 promulgated under the Securities Act (“Rule 144”) within 90 days without the public information, volume or manner of sale limitations of such rule. The Investor agrees to disclose its ownership to SPAC upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Exchanged Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents SPAC from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Exchanged Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Exchanged Shares which is equal to the maximum number of Exchanged Shares as is permitted by the SEC. In such event, the number of Exchanged Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. SPAC may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after SPAC becomes eligible to use such Form S-3. The Investor acknowledges and agrees that SPAC may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of SPAC or would require premature disclosure of information that would adversely affect SPAC that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) SPAC shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-fifty (150) calendar days in any three hundred sixty (360) day period and (II) SPAC shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. If so directed by SPAC, the Investor will destroy all copies of the prospectus covering the Exchanged Shares in the Investor’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Exchanged Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. SPAC’s obligations to include the Exchanged Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to SPAC such information regarding the Investor, the securities of SPAC held by the Investor and the intended method of disposition of such Exchanged Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by SPAC to effect the registration of such Exchanged Shares, and shall execute such documents in connection with such registration as SPAC may reasonably request that are customary of a selling shareholder in similar situations.

b. From and after the Closing, SPAC agrees to indemnify and hold Investor, each person, if any, who controls Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Investor within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Investor effects or executes the resale of any Exchanged Shares (collectively, the “Investor Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Investor Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Exchanged Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to SPAC by Investor for use therein. Notwithstanding the forgoing, SPAC’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of SPAC (which consent shall not be unreasonably withheld, delayed or conditioned). Nothing herein shall be read to permit any sale or transfer by Investor of any Exchanged Shares (or Combined Units) at any time during which sale or transfer is not otherwise permitted under the terms of the Charter and/or the OpCo A&R LLC Agreement.

c. From and after the Closing, Investor agrees to, severally and not jointly with any Other Investor or any other selling shareholders using the applicable registration statement, indemnify and hold SPAC, and the officers, employees, directors, partners, members, attorneys and agents of SPAC, each person, if any, who controls SPAC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of SPAC within the meaning of Rule 405 under the Securities Act (collectively, the “SPAC Indemnified Parties”), harmless against any and all Losses incurred by the SPAC Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Exchanged Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to SPAC by Investor expressly for use therein. Notwithstanding the forgoing, Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Investor (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the liability of the Investor shall be (x) in proportion to the Investor’s Subscription Amount compared to the aggregate of all subscription amounts paid pursuant to the Subscription Agreements and (y) limited to the Investor’s Subscription Amount.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without the Transactions being consummated, (b) upon the mutual written agreement of each of the parties hereto, and the Company to terminate this Subscription Agreement, or (c) by written notice by Investor to SPAC, OpCo and the Company thirty (30) days after the Outside Date (as defined in the Business Combination Agreement), if the Initial Closing has not occurred by such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Investors under an Other Subscription Agreement, and such other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach and (ii) the provisions of Sections 9, 10, 12, 13 and 15 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. SPAC and OpCo shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to SPAC and OpCo in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in the SPAC’s prospectus relating to its initial public offering dated October 19, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations (and up to $100,000 to pay dissolution expenses), the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of

SPAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself and its affiliates and representatives, notwithstanding anything to the contrary in this Subscription Agreement, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to SPAC’s public shareholders or to the underwriters of SPAC’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account (“Public Distributions”)), and agrees not to seek recourse against the Trust Account or Public Distributions for any reason whatsoever (regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability); provided, however, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Common Stock currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Class A Common Stock, except to the extent that the Investor has otherwise agreed with SPAC to not exercise such redemption right. Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by SPAC and its affiliates to induce SPAC to enter in this Subscription Agreement, and Investor further intends and understands such waiver to be valid, binding and enforceable against Investor and each of its affiliates and representatives under applicable law. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 10 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

11. Tax Treatment. For U.S. federal (and applicable state and local) income tax purposes, (a) the subscription and purchase of Preferred Units from OpCo shall be treated as a tax-deferred contribution of cash to OpCo (as the continuing partnership of the Company pursuant to Section 708(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) in a transaction described under Section 721(a) of the Code, and (b) each of the Class V Common Shares received in connection with such subscription and purchase shall be treated as having a fair market value equal to zero dollars ($0) at the time of Closing. The parties shall not take any action or position that is inconsistent with the foregoing treatment, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code.

12. Miscellaneous

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Combined Units acquired hereunder, if any, and then only to the extent permitted in accordance with the Charter and the OpCo A&R LLC Agreement) may be transferred or assigned without the prior written consent of each of the other parties hereto and the Company; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC, OpCo or the Company and (ii) the Investor’s rights under Section 8 may be assigned to a permitted assignee or permitted transferee of the Combined Units (other than in connection with a sale of the Combined Units); provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided further, that no assignment pursuant to clause (i) of this Section 12(a) shall relieve the Investor of its obligations hereunder unless otherwise agreed to in writing by the SPAC and OpCo.

b. SPAC and OpCo may request from the Investor such additional information as SPAC may deem necessary to register the resale of the Exchanged Shares and evaluate the eligibility of the Investor to acquire the Combined Units, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available. The Investor acknowledges and agrees that if it does not provide SPAC with such requested information, SPAC may not be able to register the Investor’s Exchanged Shares for resale pursuant to Section 8 hereof. The Investor acknowledges that SPAC may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of SPAC.

c. The Investor acknowledges that SPAC, OpCo, the Company, the Placement Agent, and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to each applicable Closing, the Investor agrees to promptly notify SPAC, OpCo, the Company and the Placement Agent in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by the Investor as set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC, OpCo, the Company and the Placement Agent if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Preferred Units from OpCo and Class V Common Shares of SPAC, as applicable, will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. SPAC, OpCo, the Company and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no amendment, modification, waiver or termination by SPAC and OpCo of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

f. This Subscription Agreement (including the schedule and exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as expressly set forth in this Subscription Agreement with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions. Investor acknowledges and agrees that each of the Company and the Placement Agent is a third-party beneficiary of the representations, warranties and covenants of Investor contained in Section 6 of this Subscription Agreement, and that the Company is otherwise an express third party beneficiary of this Subscription Agreement, entitled to enforce the terms hereof against Investor as if it were an original party hereto.

g. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

h. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

i. This Subscription Agreement may be executed and delivered in one (1) or more counterparts (including by electronic means, such as facsimile, in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

j. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

k. At any time, the SPAC and OpCo, with the prior written consent of the Company, may (a) extend the time for the performance of any obligation or other act of the Investor, (b) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (c) waive compliance with any agreement of the Investor or any condition to its own obligations contained herein. At any time, the Investor may (a) extend the time for the performance of any obligation or other act of the SPAC or OpCo, (b) waive any inaccuracy in the representations and warranties of the SPAC or OpCo contained herein or in any document delivered by the SPAC or OpCo pursuant hereto and (c) waive compliance with any agreement of the SPAC or OpCo or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

l. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m. This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the state of New York or the federal courts located in the Southern District of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 12(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 12(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii)	if to SPAC or OpCo (at or prior to the Initial Closing), to:

ESGEN Acquisition Corporation

5956 Sherry Lane

Suite 1400

Dallas, Texas 75225

Attn: Andrea Bernatova

Email: andrejka.bernatova@esgen-spac.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

4550 Travis Street

Dallas, Texas 75205

Attn:	Kevin Crews, P.C.
Julian Seiguer, P.C.
Email:	kevin.crews@kirkland.com
julian.seiguer@kirkland.com

and

Sunergy Renewables, LLC

255 W 4500 N.

Provo, UT 84604

Attention: Tim Bridgewater

Email: tim@gosunergy.com

and

Eversheds Sutherland (US) LLP

227 W Monroe St., Suite 6000

Chicago, IL 60606

Attention: Craig T. Alcorn, Esq.

Email: CraigAlcorn@eversheds-sutherland.com

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Matthew A. Gray, Esq.

Email: mgray@egsllp.com

(iii)	if to SPAC or OpCo (after the Initial Closing), to:

ESGEN Acquisition Corporation (or the new name to be agreed upon by SPAC and the

Company prior to the Initial Closing)

255 W 4500 N.

Provo, UT 84604

Attention: Tim Bridgewater

Email: tim@gosunergy.com

with a required copy to (which copy shall not constitute notice):

Eversheds Sutherland (US) LLP

227 W Monroe St., Suite 6000

Chicago, IL 60606

Attention: Craig T. Alcorn, Esq.

Email: CraigAlcorn@eversheds-sutherland.com

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Matthew A. Gray, Esq.

Email: mgray@egsllp.com

p. If Investor is a Massachusetts Business Trust, a copy of the Declaration of Trust of Investor or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Investor or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees or stockholders of Investor or any affiliate thereof individually but are binding only upon Investor or any affiliate thereof and its assets and property.

q. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).

13. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SPAC and OpCo expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in OpCo and SPAC. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreement (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) the Company or any other party to the Business Combination Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Combined Units, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Combined Units or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, OpCo, the Company, the Placement Agent or any Non-Party Affiliate concerning SPAC, OpCo, the Company, the Placement Agent, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, OpCo, the Company, the Placement Agent or any of SPAC’s, OpCo’s, the Company’s or the Placement Agent’s controlled affiliates or any family member of the foregoing.

14. No Hedging. The Investor agrees that, from the date hereof until the Subsequent Closing (or the latest date the Subsequent Closing could occur) or the earlier termination of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any

Combined Units or any securities of SPAC, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of SPAC, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 14 shall not apply to long sales (including sales of securities held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the date hereof and securities purchased by the Investor in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments.

15. Disclosure. SPAC shall, on or prior to the fourth (4th) business day immediately following the date hereof, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the amendment to the Business Combination Agreement. Upon the issuance of the Disclosure Document, to the actual knowledge of SPAC, unless Investor has obtained other material, non-public information through a prior relationship with SPAC or the Company or has otherwise obtained material, non-public information other than through the virtual data room established by the Placement Agent in connection with the Transaction specifically for Investors who are to be cleansed upon the issuance of the Disclosure Document, the Investor shall not be in possession of any material, non-public information of SPAC received from SPAC or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC, the Placement Agent or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Investor hereby consents to the publication and disclosure in any press release issued by SPAC or Form 8-K filed by SPAC with the SEC in connection with the execution and delivery of the Business Combination Agreement (and any amendment thereof) or this Subscription Agreement and the filing of any related documentation with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC to any governmental authority or to security holders of SPAC) of Investor’s identity and beneficial ownership of Combined Units and the nature of Investor’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by SPAC, a copy of this Subscription Agreement or the form hereof. Investor will promptly provide any information reasonably requested by SPAC for any regulatory application or filing made or approval sought in connection with the Transaction or the applicable Closing (including filings with the SEC).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:		State/Country of Formation or Domicile:

By:	/s/ Jim Benson
Name:	James P. Benson
Title:	Authorized Signatory

Name in which Combined Units are to be registered (if different):		Date:	January 24, 2024

Investor’s EIN:

Business Address-Street: 5959 Sherry Lane, Suite 1400		Mailing Address-Street (if different):

City, State, Zip: Dallas, TX 75225		City, State, Zip:

Attn:	James Benson	Attn:	Mike Mayon

Telephone No.:		Telephone No.:
Facsimile No.:		Facsimile No.:

Email:

Number of Combined Units subscribed for: Up to 1,500,000, consisting of 1,000,000 Combined Units at Initial Closing and up to 500,000 Combined Units at any time within six (6) months of Initial Closing (such subsequent time, if it occurs, the “Subsequent Closing”).

Aggregate Subscription Amount: $15,000,000		Price Per Combined Unit: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SPAC or OpCo in the applicable Closing Notice.

IN WITNESS WHEREOF, SPAC and OpCo have accepted this Subscription Agreement as of the date set forth below.

ESGEN Acquisition Corporation

By:	/s/ Andrea Bernatova
Name:	Andrea Bernatova
Title:	Chief Executive Officer

ESGEN OpCo, LLC

By:	/s/ Andrea Bernatova
Name:	Andrea Bernatova
Title:	Chief Executive Officer

Date: January 24, 2024

Acknowledged and agreed

as of January 24, 2024:

Sunergy Renewables, LLC

By:	/s/ Tim Bridgewater
Name:	Tim Bridgewater
Title:	CEO/CFO

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A or Section B below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☒    We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐    We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

** AND **

A.	AFFILIATE STATUS

(Please check the applicable box) INVESTOR:

☒	is:

☐	is not

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC or acting on behalf of an affiliate of SPAC.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐    Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐    Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐    Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐    Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐    Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐    Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐    Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (in determining individual “income,” a person should add to such person’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income);

☐    Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐    Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐    Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

If Investor is not an individual, indicate the approximate date Investor entity was formed: April, 2021

If Investor is not an individual, initial the line below which correctly describes the application of the following statement to Investor’s situation: Investor (x) was not organized or reorganized for the specific purpose of acquiring the Securities and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Investor. If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

            JB     True

__________ False

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

EXHIBIT A

Form of OpCo A&R LLC Agreement

[Omitted]

EXHIBIT B

Form of Charter

[Omitted]

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